Exhibit 24(a)

                                            POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR C. MARTINEZ, RUSSELL S. DAVIS, DAVID SHUTE, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and THE SAVINGS AND PROFIT SHARING FUND OF SEARS EMPLOYEES (the "Fund") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of

        (a) common shares of the Company acquired or to be acquired by the Fund for its participants, and

        (b) participations in the Fund to be offered to employees upon becoming eligible for participation,

including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to

        (i) the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said common shares of the Company and participations in the Fund, and to the prospectus or any amendment, supplement or revision thereof, which is a part of said registration statement or any amendment or post-effective amendment to said registration statement;

        (ii) any amendment or post-effective amendment as shall be necessary or appropriate to any registration statement heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Fund; and

        (iii) said prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (or any amendment or post-effective amendment thereto) heretofore filed under said Securities Act with respect to common shares of the Company and participations in the Fund;

and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.


        IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 9th day of August, 1995.

                Name                                    Title


/S/ARTHUR C. MARTINEZ
_________________________       Director, Chairman of the
Arthur C. Martinez              Board of Directors and Chief
                                Executive Officer
                                (Principal Executive Officer)

/S/RUSSELL S. DAVIS
_________________________       Executive Vice President
Russell S. Davis                and Chief Financial Officer

/S/JAMES A. BLANDA
_________________________       Vice President and Controller
James A. Blanda                 (Principal Accounting Officer)

/S/HALL ADAMS, JR.
_________________________       Director
Hall Adams, Jr.

/S/WARREN L. BATTS
_________________________       Director
Warren L. Batts

/S/JAMES W. COZAD
_________________________       Director
James W. Cozad


/S/MICHAEL A. MILES
_________________________       Director
Michael A. Miles

/S/NANCY C. REYNOLDS
_________________________       Director
Nancy C. Reynolds

/S/CLARENCE B. ROGERS, JR.
_________________________       Director
Clarence B. Rogers, Jr.

/S/DONALD H. RUMSFELD
_________________________       Director
Donald H. Rumsfeld